Exhibit 99.1

NeuroOne® Reports Third Quarter Fiscal Year 2024 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., August 14, 2024 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the third quarter fiscal year 2024 ended June 30, 2024.

Third Quarter Fiscal Year 2024 and Recent Business Updates

Financial Highlights:

●	Product revenue of $826,000 in Q3 2024, compared to $630,000 in Q3 2023

●	Reduced operating expenses from $3.8 million in Q3 2023 to $3.1 million in Q3 2024

●	Raised an additional $1.6 million using the ATM Program in Q3 2024

●	Completed $2.65 million private placement and entered into $3.0 million secured credit facility agreement in August 2024

Evo® sEEG:

●	Completed manufacturing transition from sEEG diagnostic electrodes to OneRF electrodes

OneRF™ Ablation System:

●	Continued limited commercial launch of the OneRF™ Ablation System, including first shipments, implants and ablations with OneRF™ Ablation System

●	Completed OneRF™ Ablation System training for four sites and initiated sales quote process with 12 additional sites

●	Implanted ~200 RF electrodes and performed more than 50 RF ablations on 3 patients

●	Signed a non-binding term sheet with an undisclosed global medical technology company to distribute our OneRF™ Ablation System. The term sheet is non-binding, and the partnership is subject to the negotiation and execution of definitive documentation, due diligence, and other customary closing conditions

●	Exhibited the OneRF™ Ablation System at the Association of Neurological Surgeons (AANS) Annual Scientific Meeting in May and the American Society for Stereotactic and Functional Neurosurgery Biennial Meeting in June

●	The Centers for Medicare and Medicaid Services (CMS) approved and granted a new ICD-10-PCS (International Classification of Diseases, 10th Revision, Procedure Coding System) code for the OneRF™ ablation procedure. The new code will be effective October 1, 2024 and allows hospital reporting of inpatient procedures that are performed using the OneRF™ Ablation System ensuring efficient and accurate documentation, billing, and analysis

●	Presented posters on preclinical evaluation and ex vivo lesion characterization of OneRF™ Ablation System at the AANS Annual Scientific Meeting in May

sEEG-Based Drug Delivery Program:

●	Completed feasibility testing in vivo study providing histology data

●	Completed drug compatibility and adsorption testing

●	Presented posters on feasibility bench testing and in vivo studies of sEEG-based drug delivery into the brain at the American Association of Pharmaceutical Scientists (AAPS-NBC) and the American Society of Gene & Cell Therapy (ASGCT) in May

●	Continued discussions with potential targeted strategic partners for use in clinical studies and research

Spinal Cord Stimulation (SCS) Percutaneous Paddle Lead Program:

●	Successfully completed acute animal study in large animal model to evaluate stimulation performance of our percutaneous paddle lead for back and neck pain

●	Successfully completed cadaver lab with physician key opinion leaders to further advance the development of a percutaneous implantation technique for our thin-film SCS percutaneous paddle electrodes

●	Finalized NeuroOne paddle lead design, including testing of electrode specifications

●	Filed a provisional patent on a connector that is compatible with our thin-film SCS electrodes

Dave Rosa, CEO of NeuroOne, commented, “We accomplished several key milestones this quarter. We are most excited about completing the first RF ablation cases with our first-to-market OneRF™ Ablation System. We also signed a non-binding term sheet with a large strategic partner to serve as our distribution partner and accelerate the launch of the OneRF™ Ablation System. In August, we completed a financing, entered into a credit facility agreement, and are making good progress with our product pipeline, including additional RF ablation applications, sEEG-based drug delivery and a percutaneous paddle lead for spinal cord stimulation. We are looking forward to securing additional strategic partners for these exciting programs leveraging our thin-film electrode platform technology.”

Key Upcoming Milestones

OneRF™ Ablation System:

●	Finalize strategic partnership for distribution of OneRF™ Ablation System

●	Continue to add new centers for our limited commercial launch

●	Exhibit OneRF™ Ablation System at the 2024 World Congress of Stereotactic and Functional Neurosurgery meeting in September

●	Present posters on OneRF™ Ablation System at the Congress of Neurological Surgeons 2024 annual meeting in September

●	Continue to explore additional ablation applications and strategic partnership opportunities in other attractive markets that could benefit from NeuroOne’s high-resolution, thin-film electrode technology and RF generator

Spinal Cord Stimulation Percutaneous Paddle Lead Program:

●	Initiate discussions with potential strategic partners to license or acquire the NeuroOne Spinal Cord Stimulation percutaneous paddle lead product

Third Quarter Fiscal Year 2024 Financial Results

Product revenue was $826,000 in the third quarter of fiscal 2024, compared to product revenue of $630,000 in the third quarter of fiscal 2023. For the first nine months of fiscal 2024, product revenue was $3.2 million, compared to $1.2 million for the same period in fiscal 2023. The Company had no collaboration revenue in the first nine months of fiscal 2024, compared to collaboration revenue of $1.46 million in the first nine months of fiscal 2023. Collaboration revenue in 2023 was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the period.

Total operating expenses in the third quarter of fiscal 2024 were $3.1 million, compared with $3.8 million in the same period of the prior fiscal year. Research and Development (R&D) expense in the third quarter of fiscal 2024 was $1.2 million compared with $1.9 million in the third quarter of fiscal 2023. Selling, General and Administrative (SG&A) expenses were $1.9 million during each of the three months ended June 30, 2024 and 2023. For the first nine months of fiscal 2024, total operating expenses were $10.0 million, compared with $10.5 million in the same period of fiscal 2023. R&D expense in the first nine months of fiscal 2024 was $4.0 million compared with $5.2 million in the same period of fiscal 2023. SG&A expense in the first nine months of fiscal 2024 was $6.1 million compared with $5.3 million in the prior year period.

Net loss was $2.8 million for the third quarter of fiscal 2024, compared to a net loss of $3.5 million in the third quarter of fiscal 2023. Net loss for the first nine months of fiscal 2024 was $9.0 million compared with $8.7 million in the same period of fiscal 2023.

In the third quarter of fiscal 2024, the Company sold common stock under the ATM Program at an average price of $1.19 per share, from which the Company received net proceeds of $1.6 million.

As of June 30, 2024, the Company had cash and cash equivalents of $1.6 million, compared to $5.3 million as of September 30, 2023. The Company had working capital of $2.2 million as of June 30, 2024, compared to working capital of $5.5 million as of September 30, 2023.

The Company had no debt outstanding as of June 30, 2024.

On August 2, 2024, the Company completed a $2.65 million private placement, resulting in $2.55 million in net proceeds, and entered into a $3.0 million secured credit facility agreement. The Company has not borrowed anything under the credit facility agreement at this time.

Conference Call and Webcast

Wednesday, August 14, 2024, at 4:30 PM Eastern Time

Participants:

Toll Free: 877-545-0320
International: 973-528-0002
Participant Access Code: 579769

Phone Replay:

Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 51065

Available through August 28, 2024

Live Webcast:

Join here.

Webcast replay available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding securing a strategic partnership for distribution of the OneRF™ Ablation System, the addition of new centers for the Company’s limited commercial launch of the OneRF™ Ablation System, potential strategic partnership opportunities, continued development of the Company’s electrode technology program (including our drug delivery program and spinal cord stimulation program), business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

	As of June 30,	As of September 30,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,619,977	$5,322,493
Accounts receivable	410,551	—
Inventory	1,793,432	1,726,686
Prepaid expenses	261,477	263,746
Total current assets	4,085,437	7,312,925
Intangible assets, net	72,841	89,577
Right-of-use assets	281,833	169,059
Property and equipment, net	472,486	525,753
Total assets	$4,912,597	$8,097,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$759,260	$685,104
Accrued expenses and other liabilities	931,700	1,107,522
Total current liabilities	1,690,960	1,792,626
Operating lease liability, long term	209,910	55,284
Total liabilities	1,900,870	1,847,910

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,846,722 and 23,928,945 shares issued and outstanding as of June 30, 2024 and September 30, 2023, respectively.	27,847	23,929
Additional paid–in capital	74,637,698	68,911,778
Accumulated deficit	(71,653,818)	(62,686,303)
Total stockholders’ equity	3,011,727	6,249,404
Total liabilities and stockholders’ equity	$4,912,597	$8,097,314

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Product revenue	$825,776	$629,906	$3,180,719	$1,210,661
Cost of product revenue	543,904	386,240	2,242,114	947,799
Product gross profit	281,872	243,666	938,605	262,862

Collaborations revenue	—	—	—	1,455,188

Operating expenses:
Selling, general and administrative	1,881,099	1,862,389	6,057,520	5,347,234
Research and development	1,194,674	1,891,512	3,951,559	5,161,322
Total operating expenses	3,075,773	3,753,901	10,009,079	10,508,556
Loss from operations	(2,793,901)	(3,510,235)	(9,070,474)	(8,790,506)
Other income, net	26,376	41,462	102,959	66,136
Loss before income taxes	(2,767,525)	(3,468,773)	(8,967,515)	(8,724,370)
Provision for income taxes	—	—	—	—
Net loss	$(2,767,525)	$(3,468,773)	$(8,967,515)	$(8,724,370)

Net loss per share:
Basic and diluted	$(0.10)	$(0.20)	$(0.35)	$(0.52)
Number of shares used in per share calculations:
Basic and diluted	27,352,660	17,578,871	25,746,503	16,740,546